SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12


                        Franklin Street Properties Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ____________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

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[ ]   Fee paid previously with preliminary materials: __________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: ____________________________________________

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      (4)   Date Filed: ________________________________________________________

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                             on Friday, May 7, 2004

      The Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") will be held at the Courtyard by Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts on Friday, May 7, 2004 at 11:00 a.m., local time, to consider and act upon the following matters:

      (1)   To elect two Class I Directors for a term of three years.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 1, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,


                                          Barbara J. Corinha, Secretary


Wakefield, Massachusetts
April 5, 2004


      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

              For the Annual Meeting of Stockholders on May 7, 2004

                                  INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 7, 2004, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company's Annual Report for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about April 5, 2004.

Quorum Requirement

      At the close of business on April 1, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 49,630,338 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors.

      Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company's Common Stock as of April 1, 2004 (1) by each director, (2) by each of the executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers") and (3) by all current directors and executive officers as a group. To the Company's knowledge, no person or group, other than as set forth below, beneficially owns more than five percent of the Common Stock.

                                                  Number of
                                                    Shares       Percentage of
                                                 Beneficially     Outstanding
                                                   Owned (1)    Common Stock (2)
                                                 ------------   ----------------

Barry Silverstein(3) ..........................  4,294,089.01         8.65%
Dennis J. McGillicuddy(4)......................  3,593,662.58         7.24
George J. Carter(5)............................    775,531.33         1.56
Richard R. Norris(6)...........................    258,087.62          *
R. Scott MacPhee(7)............................    372,452.08          *
William W. Gribbell(8).........................    129,762.33          *
Barbara J. Corinha.............................     27,934.44          *
Janet P. Notopoulos(9).........................     14,986.32          *
All current directors and executive
officers as a group (8 persons)................  9,466,505.71        19.07%

---------------
* Less than 1%.

(1) The Company does not have any outstanding stock options or other securities convertible into the Company Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2) Based upon approximately 49,630,338 shares outstanding as of April 1, 2004.

(3) Comprised of (i) 3,128,206.86 shares held by Silverstein Investments Limited Partnership III, (ii) 429,628.97 shares held by JMB Family Limited Partnership, (iii) 643,589.38 shares held by MSTB Family Limited Partnership, (iv) 68,245.40 shares held by Silverstein Family Limited Partnership 2002, LTD., and (v) 24,418.40 shares held by Mr. Silverstein's spouse, beneficial ownership of which is disclaimed by Mr. Silverstein. Mr. Silverstein is the General Partner of JMB Family Limited Partnership, MSTB Family Limited Partnership and Silverstein Family Limited Partnership 2002, LTD. Mr. Silverstein has power to vote all shares held by these entities. Mr. Silverstein is a limited partner of Silverstein Investments Limited Partnership III

(4) Comprised of (i) 2,163,224.04 shares held by McGillicuddy Investments Limited Partnership III, (ii) 404,499 shares held by McGillicuddy Family Limited Partnership, (iii) 6,824.54 shares held by Mr. McGillicuddy's spouse, (iv) 8,946 shares held by various trusts for Mr. McGillicuddy's grandchildren, of which Mr. McGillicuddy's spouse is a trustee, and (v) 1,010,169 shares held by Silverstein Investments Limited Partnership II ("SILP II") whose limited partners consist of various trusts for the benefit of Mr. Silverstein's children, of which Mr. McGillicuddy is trustee, (Mr. McGillicuddy has shared dispositive power and no power to vote the shares held by the partnership). Mr. McGillicuddy and his wife own all of the limited partnership interest in McGuillicuddy Investments Limited Partnership III. Mr. McGillicuddy is the General Partner of McGillicuddy Family Limited Partnership and has power to vote all shares held by this entity. Mr. McGillicuddy disclaims beneficial ownership of those shares held by his spouse, those held by trusts for his grandchildren, those held by SILP II, and 80,899.80 of those held by the McGillicuddy Family Limited Partnership, which are beneficially owned by trusts for the benefit of his adult children.

(5) Comprised of shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.

(6) Includes 241,596.12 shares of Common Stock owned by the Richard R. Norris Living Trust and 10,682.01 shares of Common Stock owned by the Karen C. Norris Living Trust, which Mr. Norris may be deemed to beneficially own. Also includes 5,809.49 shares of Common Stock owned by Gretchen D. Norris as to which Mr. Norris has power of attorney but as to which Mr. Norris disclaims beneficial ownership. Mr. Norris has power to vote all shares other than 10,682.01 shares of Common Stock held by the Karen C. Norris Living Trust.

(7) Includes 145.99 shares held by Mr. MacPhee's spouse. Mr. MacPhee disclaims beneficial ownership of such shares.

(8) Includes 145.99 shares held by Mr. Gribbell's spouse. Mr. Gribbell disclaims beneficial ownership of such shares.

(9) Includes 145.99 shares held by Ms. Notopoulos' spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.


                              ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at this Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the 2006 Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at the 2005 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of Dennis
J. McGillicuddy and Janet Prier Notopoulos as Class I Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class I Director of the Company. Each of Mr. McGillicuddy and Ms. Notopoulos has indicated his or her willingness to serve, if elected, but if either of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class I Directors.

      Class I Directors (holding office for a term expiring at this Annual Meeting; each nominated for a term expiring at the 2007 Annual Meeting):

      Dennis J. McGillicuddy, age 62, has been a director of the Company and the Chairman of the Compensation Committee since May 2002. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and in 1966 he graduated from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communication of Southern Ohio, a cable television company. Initially operating in small, rural communities in the southeast, Coaxial expanded its operations to Columbus, Ohio, the suburbs of Cincinnati, Ohio, and St. Paul, Minnesota, as well as smaller systems in West Virginia, Kentucky and Illinois. In 1998 and 1999, Coaxial sold its cable systems, and Mr. McGillicuddy retired from the cable television business after serving as President of Coaxial from August 1998 through December 2000. Since January 2001, Mr. McGillicuddy has served as a manager of BDS Management LLC, a management services company. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization. Also, Mr. McGillicuddy is an officer and board member of The Florida Winefest and Auction Inc., a Sarasota-based charity, which provides funding for programs of local charities that deal with disadvantaged children and their families.

      Janet Prier Notopoulos, age 56, has been a director of the Company since it was formed in October 2001. She is also a Vice President of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company, its affiliates and real estate investment trusts that the Company sponsors, which are typically syndicated through private placements exempt from registration under the Securities Act of 1933, as amended (the "Sponsored REITs"). Prior to the merger (the "Merger") of Franklin Street Partners Limited Partnership (the "Partnership") into the Company, Ms. Notopoulos was a Vice President of the former general partner (the "General Partner") of the Partnership. Prior to joining the Company in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Class II Directors (holding office for a term expiring at the 2006 Annual Meeting):

      Barbara J. Corinha, age 48, has been a director of the Company since it was formed in October 2001. She is also the Vice President, Chief Operating Officer, Treasurer and Secretary of the Company. In addition, Ms. Corinha has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the Merger, Ms. Corinha was the Vice President, Chief Operating Officer, Treasurer and Secretary of the General Partner. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial. Prior to joining Boston Financial, Ms. Corinha served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Corinha worked at First Winthrop Corporation in administrative and management capacities, including Office Manager, Securities Operations and Partnership Administration. Ms. Corinha attended Northeastern University and the New York Institute of Finance. Ms. Corinha is a NASD General Securities Principal (Series 24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

      Barry Silverstein, age 71, has been a director of the Company and a member of the Compensation Committee since May 2002. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. After selling those interests in 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communication of Southern Ohio, a cable television company. Initially operating in small, rural communities in the southeast, Coaxial expanded its operations to Columbus, Ohio, the suburbs of Cincinnati, Ohio, and St. Paul, Minnesota, as well as smaller systems in West Virginia, Kentucky and Illinois. In 1998 and 1999, Coaxial sold its cable systems, and Mr. Silverstein retired from the cable television business as of December 2000. Since January 2001, Mr. Silverstein has served as a member of BDS Management LLC, a management services company.

Class III Directors (holding office for a term expiring at the 2005 Annual Meeting):

      George J. Carter, age 55, has been a director of the Company since it was formed in October 2001. He is also President and Chief Executive Officer of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Merger, he was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial Securities, Inc. ("Boston Financial"). Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

      Richard R. Norris, age 60, has been a director of the Company since it was formed in October 2001. He is also an Executive Vice President of the Company and has as his primary responsibility the direct equity placement of the Sponsored REITs. Prior to the Merger, Mr. Norris was an Executive Vice President of the General Partner. From 1993 through 1996 he was an executive officer of

Boston Financial. From 1983 to 1993 Mr. Norris worked at Winthrop Financial Associates. Prior to that, he worked at Arthur Young & Company (subsequently named Ernst & Young through a merger). Mr. Norris is a graduate of Bowdoin College (B.A.) and Northeastern University (M.S.). Mr. Norris holds a NASD Series 7 general securities license.

Board and Committee Meetings

      The Company's Board of Directors held eight meetings during 2003, and acted on one occasion by unanimous written consent. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the period that he or she served. The Board has an informal policy that all directors are expected to attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders.

      The Company has a standing Audit Committee of the Board of Directors, which was formed in January 2002. The Audit Committee is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company's financial statements. The current members of the Audit Committee are Ms. Corinha and Ms. Notopoulos. The members of the Audit Committee are not "independent" under the listing standards of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market. The Company does not have an "audit committee financial expert," as defined in Item 401(h) of Regulation S-K, serving on the Audit Committee or the Board of Directors. The Company believes that Messrs. McGillicuddy and Silverstein possess the financial knowledge and expertise necessary to aid the Board of Directors in effectively assessing and evaluating financial issues and concerns as such issues and concerns may affect the Company's financial reports and related financial disclosure. The Company's Board also concluded that the ability of the Audit Committee to perform its duties is not impaired by the absence of an "an audit committee financial expert." The members of the Audit Committee met six times in 2003.

      The Company has a standing Compensation Committee of the Board of Directors, which was formed in July 2002. The Compensation Committee is responsible for reviewing compensation issues and making decisions concerning the compensation of the Company's executive officers. The current members of the Compensation Committee are Messrs. McGillicuddy and Silverstein and Ms. Corinha. The members of the Compensation Committee met once in 2003.

      The Company does not have a standing nominating committee. The Board of Directors has determined that it is appropriate for the Company not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of the Board of Directors. Each member of the Board of Directors participates in the consideration of director nominees.

Director Candidates

      The process followed by the Board of Directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board.

      In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, the Board of Directors applies criteria including the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

      Stockholders also have the right under the Company's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth under "Stockholder Proposals." If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next annual meeting.

Communicating with the Board of Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, Attn: Barbara J. Corinha, Secretary.

Compensation of Directors

      None of the Company's directors receives compensation for his or her services as a director. The Company reimburses Messrs. McGillicuddy and Silverstein for expenses incurred by them in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the "CEO") of FSP Corp. and (2) the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of 2003 (collectively, the "Named Executive Officers").

                                                              Annual Compensation (1)
                                                     -----------------------------------------
                                                                                  Other
                                            Fiscal                                Annual          All Other
Name and Principal Position                  Year     Salary       Bonus       Compensation(2)   Compensation(3)
---------------------------                  ----     ------       -----       ---------------   ---------------

George J. Carter........................     2003    $225,000    $400,000(4)            ---        $ 12,865(5)
President and Chief Executive Officer        2002    $120,000    $255,000(6)            ---        $ 16,585(7)
                                             2001    $120,000    $759,652(8)            ---        $815,585(9)

Richard R. Norris.......................     2003         ---         ---        $1,077,452        $  9,000(10)
Executive Vice President                     2002         ---         ---        $2,062,432        $  7,500(10)
                                             2001         ---    $ 21,428        $2,298,737        $448,436(11)

R. Scott MacPhee........................     2003         ---         ---        $1,750,850        $  8,000(10)
Executive Vice President                     2002         ---    $ 13,640        $1,632,250        $611,100(12)
                                             2001         ---    $ 11,023        $2,298,483        $232,196(13)

William W. Gribbell.....................     2003         ---         ---        $2,192,258        $  8,000(10)
Executive Vice President                     2002         ---         ---        $1,331,975        $  7,000(10)
                                             2001         ---    $  7,021        $  898,993        $152,274(14)

Barbara J. Corinha......................     2003    $175,000    $190,000(4)            ---        $  8,000(10)
Vice President, Chief Operating Officer,     2002    $ 75,000    $285,000(15)           ---        $  7,000(10)
Treasurer and Secretary                      2001    $ 60,000    $287,974(6)            ---        $ 66,500(16)

(1) Amounts reported for 2001 represent annual compensation paid to the Named Executive Officers by the FSP Partnership, FSP Corp.'s predecessor.

(2) Consists of brokerage commissions paid by FSP Investments in respect of the sale of securities of Sponsored REITs.

(3) The FSP Partnership issued FSP Units to all executive officers in July 2001, valued at $11.50 per FSP Unit, as part of their annual compensation. The valuation of $11.50 per FSP Unit was determined in good faith by the FSP General Partner, the general partner of the FSP Partnership, based on the value ascribed to each FSP Unit in connection with certain mergers that were effective October 1, 2000, in which the FSP Partnership acquired several of the limited partnerships whose offerings FSP Investments had previously sponsored. No material changes in the financial condition or results of the FSP Partnership had occurred between that date and July 1, 2001.

(4)   Represents a bonus accrued in 2003 and paid in 2004.

(5) Includes a $9,000 contribution to a Simple IRA Plan and $3,865 of life insurance.

(6)   Represents a bonus accrued in 2001 and paid in 2002.

(7) Includes a $7,500 contribution to a Simple IRA Plan and $9,085 of life insurance.

(8)   Includes a bonus of $720,000 accrued in 2001 and paid in 2002.

(9) Includes $800,000 in FSP Units, a $6,500 FSP Partnership contribution to a Simple IRA plan and $9,085 of life insurance.

(10)  Represents a contribution to a Simple IRA plan.

(11) Includes $423,320 in FSP Units, a $6,500 FSP Partnership contribution to a Simple IRA plan and $9,616 of life insurance.

(12) Includes $604,100 in FSP Common Stock and a $7,000 contribution to a Simple IRA plan.

(13) Includes $222,400 in FSP Units, a $6,500 FSP Partnership contribution to a Simple IRA plan and $3,296 of life insurance.

(14) Includes $145,280 in FSP Units, a $6,500 FSP Partnership contribution to a Simple IRA plan and $494 of life insurance.

(15)  Represents a bonus accrued in 2002 and paid in 2003.

(16) Includes $60,000 in FSP Units and a $6,500 FSP Partnership contribution to a Simple IRA plan.


Option Grants, Option Exercises and Holdings

      No options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2001, 2002 or 2003. FSP Corp does not have any outstanding stock options or SARs, and therefore, there were no stock options or SARs exercised by any of the Named Executive Officers.

Securities Authorized for Issuance Under Equity Compensation Plans

                      Equity Compensation Plan Information

      The following table provides information about the Company's Common Stock that may be issued under all of the Company's equity compensation plans as of April 1, 2004. The Company only has one equity compensation plan, the 2002 Stock Incentive Plan. The Company's stockholders approved this plan in May 2002.

                                                                                                           (c)
                                              (a)                            (b)                   Number of Securities
                                   Number of Securities to be     Weighted-Average Exercise   Available for Future Issuance
                                    Issued Upon Exercise of         Price of Outstanding        Under Equity Compensation
                                      Outstanding Options,                Options,             Plans (Excluding Securities
         Plan Category             Warrants and Rights(1)(2)         Warrants and Rights      Reflected in Column (a)(1)(2)
         -------------             -------------------------         -------------------      -----------------------------

Equity Compensation Plans
Approved by Security Holders                   None                           N/A                       1,946,178

Equity Compensation Plans Not
Approved by Security Holders                   None                           N/A                             N/A
                                             ------                        ------                       ---------

Total                                          None                           N/A                       1,946,178
                                             ======                        ======                       =========

(1) The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2) The 2002 Stock Incentive Plan provides for the granting of awards consisting of shares of Common Stock without reference to vesting periods.

Employment Agreements

      The Company is not a party to any employment agreement with any of the Named Executive Officers.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under
Section 16(a) of the Exchange Act that no Form 5 filing was required for such person, the Company believes that during 2003 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee comprises Messrs. McGillicuddy and Silverstein and Ms. Corinha. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee (the "Committee") is responsible for determining the compensation package of each executive officer and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company.

      The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns.

      The executive officers of the Company fall into two categories. The first category is comprised of executive officers who make up the corporate management team (i.e., CEO, Chief Operating Officer, subsidiary president, etc.). The second category is comprised of executive officers who are Investment Executives and are engaged in the sale of equity interests in the Company's Sponsored REITs.

      Executive compensation for the corporate management team generally consists of a combination of base salary, cash performance bonuses and the potential for awards of stock through the Company's 2002 Stock Incentive Plan.

      During 2002, the Committee reviewed the Company's compensation levels/philosophies in order to be able to assess the need for compensation adjustments where appropriate. The Committee expended a great deal of effort collecting comparative compensation data for the Company's corporate management team. Comparative data consisted of: (1) the NAREIT (National Association of Real Estate Investment Trusts) 2002 Compensation & Benefits Survey; (2) the NAIOP (National Association of Industrial and Office Properties) 2002-2003 Compensation Report; and (3) conversations with the Compensation Consulting Group of Deloitte & Touche. Comparisons were made as to salary, cash bonus and total compensation. As a result of that effort, the Compensation Committee concluded that the total compensation for the CEO and other key management officers (Chief Operating Officer, subsidiary president, director of acquisitions), although competitive in total, was out of balance between salary and cash bonus levels. The Committee determined that the salary amounts should be adjusted upward to bring each officer's salary level into a range that would be considered "market rate" compensation, while still keeping the total compensation competitive with the appropriate offsetting bonus adjustments. The Compensation Committee made its recommendations to the FSP Board in early January 2003, and the Board approved the Committee's recommendations. As a result, the CEO's and the other key management officers' salary levels were adjusted to a competitive market rate as of January 1, 2003.

      Executive compensation for the Company's executive officers who are Investment Executives consists primarily of commissions earned on the sale of interests in the Company's Sponsored REITs. As is standard practice in the investment industry, Investment Executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by each individual. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold and his individual ability to sell it. As such, the Committee does not set the level of compensation for the executive officers who are Investment Executives. The Committee does determine the percentage of payout that is paid to the Investment Executives. As part of the compensation survey conducted in late 2002, the Committee reviewed comparative compensation programs within the securities industry. The Committee determined that the percentage of payout paid to the Company's Investment Executives is competitive, and no adjustment was necessary.

      The Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

      Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

      Competitive and Fair Compensation

      The Committee is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that total cash compensation (salary plus cash bonus) is competitive, the Committee compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Committee believes total cash compensation for its executive officers is within the range of total cash compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

      Sustained Performance

      Executive officers who are part of the corporate management team are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as levels of property acquisitions, performance of properties in the Company's portfolio, gains or losses on property dispositions, levels of equity sales and the achievement of earnings, cash available for distribution, or CAD, and dividend goals. Individual performance is evaluated by reviewing the attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each management executive's performance, the Company generally conforms to the following process:

      o Company and individual goals and objectives generally are set at the beginning of the performance cycle (which is a calendar year).

      o At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his/her contributions to the Company are evaluated, and the results are communicated to the executive.

      o The comparative results, compared with comparative compensation practices of other companies in the industry, are then used to determine cash bonus and stock compensation levels, if any.

      Any increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his/her area of responsibility, and may include achievement of specific acquisition goals, achievement of specific property performance goals, continued innovation in development of the Company's infrastructure, achievement of the operating budget for the Company as a whole or of a business group of the Company, and achievement of specific earnings, CAD and dividends goals. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contribution in light of all such criteria.

      Compensation at the management executive level has also included the award of stock in the Company. The stock award program is designed to promote the identity of long-term interests between the Company's employees and its stockholders. The size of the stock award is generally intended to reflect the executive's position with the Company and his/her contribution to the Company, including his/her success in achieving the individual performance criteria described above.

      Mr. Carter's 2003 Compensation

      Mr. Carter is the CEO of the Company. Mr. Carter participates in the same executive compensation plans available to the other executive officers of the Company. Mr. Carter's base salary for 2003 was $225,000. Mr. Carter was also paid $400,000 in cash bonus for his performance in 2003. The Committee determined that Mr. Carter performed very well in an otherwise very difficult commercial real estate environment. The major market in which the Company operates, commercial real estate operations, continued to be in recession during 2003. However, the Company was still able to take advantage of an opportunity to dispose of properties at profitable prices. The sale of these properties, along with rental operations and investment banking business, allowed the Company to raise the total dividends per share for the fifth year in a row, even though the Company did not meet its stated goal for CAD for the year. Based upon numerous performance measurements, the Board of Directors felt that the Company had a successful year. Mr. Carter's cash bonus compensation for 2003 is reflective of the Company's overall performance. Mr. Carter was not awarded any stock as compensation for his 2003 performance. Mr. Carter's cash bonus for 2003 was paid in 2004. Mr. Carter's 2003 salary and bonus were based upon a number of factors, which included the Company:

      o successfully completing the merger of 13 single-asset REITs with and into the Company, thereby increasing the Company's value and further reducing the risk due to a larger, diversified portfolio;

      o obtaining an increase in the Company's line of credit from $50 million to $125 million;

      o generating an increase of approximately 6.3% in net income/share over the previous year;

      o increasing total dividends paid to shareholders of the Company by approximately 6% over the previous year;

      o successfully completing the sale of two properties from the Company's portfolio, both properties were sold at a profit;

      o     completing the acquisition of five new operating properties;

      o completing five syndications of preferred stock on behalf of Sponsored REITs totaling in excess of $230 million in equity, an increase of 10% over the previous year; and

      o generating operating results that produced an increase in estimated market valuation of the Company's Common Stock of approximately 11.5% over the prior year's estimated valuation.

      The Committee also considered that throughout the past year, Mr. Carter maintained his focus and discipline on the Company's business plan and investment philosophy and effectively and efficiently managed the Company's resources.

                                By the Compensation Committee

                                Dennis J. McGillicuddy, Chairman
                                Barry Silverstein
                                Barbara J. Corinha

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Messrs. Carter, MacPhee, Norris and Gribbell and Mses. Corinha and Notopoulos, each of whom is an executive officer of the Company, serve, at the request of the Company, as executive officers and, except for Ms. Notopoulos, directors of each of the Sponsored REITs. Ms. Notopolous serves as a director of certain of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service.

      FSP Investments, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $3,083,000, $1,010,000 and $1,416,000 for the years ended December 31, 2001, 2002 and 2003, respectively. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $13,000,000, $13,720,000 and $14,631,000 for the years ended December 31, 2001, 2002 and
2003, respectively.

      During 2001, 2002 and 2003, the Company provided interim financing for the purchase of certain Sponsored REIT properties prior to completion of the Sponsored REITs' private equity offerings. The Sponsored REITs paid the Company financing commitment fees of approximately $9,618,000, $12,081,000 and $13,329,000 for the years ended December 31, 2001, 2002 and 2003, respectively. Interest income earned from loans to the Sponsored REITs amounted to approximately $552,000, $429,000 and $636,000 for the years ended December 31, 2001, 2002 and 2003, respectively. The interest rate charged by the Company to the Sponsored REITs is equal to the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit. Therefore, the Company does not realize any significant profit from interest on the loans. All loans to Sponsored REITs were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2001, 2002 or 2003. In addition, one loan, which was made to a Sponsored REIT during 2003 and was partially outstanding at December 31, 2003, was paid in full during 2004. The following table summarizes these interim financing transactions:

                                                           Total
                                                         Financing                                         Amount
                                                         Commitment     Interest Income               Outstanding as
                  Original Principal      Average      Fees Earned by    Earned by the      Date of    of December
 Date of Loan       Amount of Note     Interest Rate    the Company         Company        Repayment     31, 2003
 ------------       --------------     -------------    -----------         -------        ---------     --------

  12/14/00          $16,500,000            8.93%         $  669,500        $ 56,116        02/01/01        $0
  03/02/01          $21,000,000            8.42%         $  965,625        $ 76,758        03/30/01        $0
  05/24/01          $42,150,000            6.57%         $1,931,250        $128,362        06/28/01        $0
  09/13/01          $16,000,000            6.58%         $1,150,000        $ 15,665        09/17/01        $0
  09/14/01          $39,000,000            6.22%         $2,760,000        $227,227        11/01/01        $0
  12/04/01          $30,150,000            5.56%         $2,141,875        $ 44,806        12/14/01        $0
  03/01/02          $20,360,000            4.75%         $1,437,500        $  8,059        03/06/02        $0
  04/23/02          $17,000,000            4.75%         $1,184,500        $ 18,371        05/01/02        $0
  05/22/02          $32,250,000            4.75%         $2,300,000        $ 96,960        06/27/02        $0
  06/03/02          $22,300,000            4.75%         $1,581,250        $ 78,123        08/01/02        $0
  08/26/02          $26,000,000            4.75%         $1,920,500        $ 28,886        09/03/02        $0
  09/29/02          $51,500,000            4.50%         $3,657,000        $240,445        12/23/02        $0
  01/28/03          $24,250,000            4.40%         $1,710,625        $ 20,371        02/18/03        $0
  02/28/03          $45,175,000            4.25%         $3,191,250        $252,798        06/09/03        $0
  06/26/03          $38,122,000            4.15%         $2,731,250        $ 88,444        08/08/03        $0
  08/14/03          $36,100,000            3.61%         $2,760,000        $ 92,826        09/09/03        $0
  11/06/03          $40,000,000            4.00%         $2,935,375        $181,897        01/30/04    $4,117,459

      Total asset management fee income from the Sponsored REITs amounted to approximately $412,000, $503,000 and $493,000 for the years ended December 31, 2001, 2002 and 2003, respectively. Asset management fees are approximately 1% of collected rents for both periods.

      Aggregate fees charged to the Sponsored REITs amounted to approximately $26,113,000, $27,314,000 and $29,869,000 for the years ended December 31, 2001,
2002 and 2003, respectively.

      Mr. Carter's son, Jeffrey B. Carter, is Director of Acquisitions for FSP Investments and a Vice President of FSP Corp. For the year ended December 31, 2003, he received total compensation of $233,000 (including salary, cash bonus and contribution to a simple IRA plan).

      Mr. Norris's son, Adam R. Norris, is an Investment Executive for FSP Investments. For the year ended December 31, 2003, he received total compensation of $457,796 (including brokerage commissions and contribution to a simple IRA plan).

      Messrs. McGillicuddy and Silverstein, each a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2003. Messrs. McGillicuddy and Silverstein each paid the Company an aggregate of $15,500 and $296,875, respectively, in brokerage commissions related to these investments. The Company, in turn, paid Mr. Norris, also a director of the Company and an Investment Executive, an aggregate of $156,187 of the total brokerage commissions paid by Messrs. McGillicuddy and Silverstein for Mr. Norris' work as the Investment Executive responsible for the sales of the related shares in the Sponsored REITs. Messrs. McGillicuddy and Silverstein paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

      On June 1, 2003, the Company completed the acquisition by merger of 13 real estate investment trusts, in which it issued approximately 25,000,091 shares of common stock to the holders of preferred stock in each of the acquired REITs.

      In connection with this acquisition, the Company issued 1,586,343.29 and 4,130,961.11 shares of its common stock, respectively, to Messrs. McGillicuddy and Silverstein, who owned an aggregate of 229 and 601.25 shares of stock in the acquired REITs, respectively. In addition, Mr. Carter, President, Chief Executive Officer and a director of the Company, was the President and a director of each of the acquired REITs. Mr. Norris, Executive Vice President and a director of the Company, was an Executive Vice President and a director of each of the acquired REITS. Ms. Corinha, Vice President, Chief Operating Officer, Treasurer and Secretary and a director of the Company, was the Chief Operating Officer, Treasurer, Secretary and a director of each of the acquired REITs. Ms. Notopoulos, Vice President and a director of the Company, was a Vice President of each of the acquired REITs. Messrs. MacPhee and Gribbell, Executive Vice Presidents of the Company, were each a director and an Executive Vice President of each acquired REIT.

                            SELECTION OF ACCOUNTANTS

      The Board of Directors has selected Ernst & Young LLP as the Company's independent accountants for fiscal 2004. Ernst & Young LLP has served as the Company's independent accountants since May 2003. PricewaterhouseCoopers served as the Company's independent accountants from October 2001 to May 2003.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      On May 8, 2003, Pricewaterhouse Coopers LLP informed the Company that it had elected not to stand for re-election as the Company's independent certified public accountant. The reports of Pricewaterhouse Coopers LLP on the Company's financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2001 and any subsequent interim period preceding the dismissal, there were (i) no disagreements with Pricewaterhouse Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pricewaterhouse Coopers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events as defined in Regulation S-K Item 304(a)(1)(iv).

      The Company solicited proposals from various accounting firms and following review of such proposals engaged Ernst & Young to act as the Company's independent accountants effective May 8, 2003. During the fiscal year ended December 31, 2002 and any subsequent interim period preceding the engagement, the Company did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company's Board of Directors acts under a written charter first adopted and approved in January 2002. A copy of this charter is attached to the proxy statement for the 2002 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 5, 2002, and is available on the SEC's website at www.sec.gov.

      The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company's management and the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

      o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

      o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

      o management's selection, application and disclosure of critical accounting policies;

      o changes in the Company's accounting practices, principles, controls or methodologies;

      o significant developments or changes in accounting rules applicable to the Company; and

      o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors for the year ended 2003. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

      o     methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

      By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                Barbara J. Corinha
                                                Janet P. Notopoulos

Independent Auditor's Fees

      The following tables summarize the aggregate fees by the Company's independent auditors for audit services for each of the last two fiscal years and for other services rendered to the Company in each of the last two fiscal years. In 2003 the Company engaged Ernst & Young LLP to replace
PricewaterhouseCoopers LLP.

Ernst & Young LLP

      Fee Category                                  2003         2002
      ------------                                --------     --------
      Audit Fees (1)                              $161,000     $     --
      Audit-Related Fees (2)                        45,000           --
      Tax Fees (3)                                   6,000           --
      All Other Fees (4)                                --           --
                                                  --------     --------
          Total Fees                              $212,000     $     --
                                                  ========     ========

PricewaterhouseCoopers LLP

      Fee Category                                  2003         2002
      ------------                                --------     --------
      Audit Fees (1)                              $     --     $140,000
      Audit-Related Fees (2)                        43,000      129,000
      Tax Fees (3)                                  50,000       39,000
      All Other Fees (4)                                --           --
                                                  --------     --------
          Total Fees                              $ 93,000     $308,000
                                                  ========     ========

      (1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

      (2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees". These services principally relate to accounting consultations and related services in connection with the mergers which occurred in June 2003.

      (3) Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of tax returns, claims for refunds and tax payment-planning services, accounted for $41,000 of the total tax fees incurred in 2003. Fees incurred in 2002 related to tax planning and other tax services.

      (4) The Company was not billed by its independent auditors in 2002 or 2003 for any other fees.

Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the FSP Units of limited partnership interests of the Partnership between December 31, 1999 and the Company's Common Stock as of December 31, 2003 with the cumulative total return of (1) the Russell 2000 Total Return Index, (2) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and (3) the Morgan Stanley REIT Index over the same period. This graph assumes the investment of $100.00 on December 31, 1999 in FSP Units of the Partnership's limited partnership interests and assumes any distributions are reinvested. Pursuant to the Merger, each FSP Unit was converted into one share of Common Stock.

              [PERFORMANCE GRAPH IS HERE IN THE PRINTED MATERIALS]


                                            As of December 31,
                             1998    1999     2000     2001     2002      2003
                             ----    ----     ----     ----     ----      ----

Franklin Street Properties   $100    $106     $134     $195     $227      $275
Morgan Stanley REIT Index    $100     $95     $121     $137     $142      $194
S&P 500 Index                $100    $121     $110      $97      $76       $97
Russell 2000 Index           $100    $121     $118     $121      $96      $141

Notes to Graph:

(1) Because there was no market for FSP Units, the price per FSP Unit used in the calculations set forth above for December 31, 1999 and December 31, 2000 is the price ascribed to an FSP Unit in equity-for-equity mergers consummated by the Partnership on January 1, 2000, and October 1, 2000, respectively. The price ascribed to the FSP Units for the mergers took into account, among other factors, the lack of a trading market.

(2) Because there was no market for the Company's Common Stock, the Board of Directors has made a good faith determination of the price per share of Common Stock as of December 31, 2001, December 31, 2002 and December 31, 2003 for purposes of the calculations set forth above. In order to make the Common Stock price more comparable to publicly traded indices, the Board of Directors has not applied any discount to reflect the lack of a trading market.

                                  OTHER MATTERS

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company's proxy statement for the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office not later than January 11, 2005.

      If a stockholder who wishes to make a proposal at the 2005 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by no earlier than December 6, 2004 and no later than January 5, 2005, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The Company participates in the practice of "householding" proxy statements and annual reports, meaning that the Company delivers a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts, unless the Company has received an instruction to the contrary from one or more of the stockholders. This practice enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information a stockholder may currently receive.

      The Company will promptly deliver a separate copy of either document to a stockholder if a stockholder calls or writes to the Company at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if the stockholder is receiving multiple copies and would like to receive only one copy for his or her household, said stockholder should contact the Company at the above address and phone number.

                                    By Order of the Board of Directors,


                                    Barbara J. Corinha, Secretary

April 5, 2004

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

PROXY                                                                      PROXY

                        FRANKLIN STREET PROPERTIES CORP.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2004

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Corinha, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Friday, May 7, 2004 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.    To elect the following individuals as Class I Directors:

      Nominees:  Dennis J. McGillicuddy
                 Janet Prier Notopoulos

      FOR  [ ]          WITHHOLD AUTHORITY  [ ]

FOR, except vote withheld from the following nominee(s):

_________________________________________________________

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

                               _________________________
                               Signature(s)

                               _________________________
                               Printed Name(s)

                               _________________________
                               Date

      Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.